                                                                    EXHIBIT 99.1


                             HIGH SPEED ACCESS CORP.
                             1999 STOCK OPTION PLAN
                      AS AMENDED THROUGH SEPTEMBER 18, 2000


     1. PURPOSE. The purpose of this Plan is to strengthen the Company by providing an additional means of retaining and attracting competent management personnel and by providing to participating officers and other key employees of the Company added incentive for high levels of performance and for unusual efforts to increase the earnings of the Company through the opportunity for stock ownership offered by the Plan.

     2. DEFINITIONS. For purposes of this Plan, capitalized words and phrases shall have the following meanings:

          A.   BOARD. The word "Board" means the Company's Board of Directors.

          B. CODE. The word "Code" means the Internal Revenue Code of 1986, as amended.

          C. COMMON STOCK. The term "Common Stock" means the Company's common stock, $.01 par value per share.

          D. COMPANY. The word "Company" means High Speed Access Corp., a Delaware corporation, with its principal place of business at 4100 East Mississippi Avenue, Denver, Colorado 80246.

          E. COMPENSATION COMMITTEE. The term "Compensation Committee" means the committee appointed by the Board to administer the Plan, pursuant to Section 4 hereof, consisting of not less than two directors of the Company appointed by the Board. If the Company is subject to the Exchange Act, no person may be a member of the Committee if he or she would fail to be (i) an "outside director", as defined in the regulations promulgated under Code Section 162(m), or (ii) a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act.

          F. DATE OF GRANT. The term "Date of Grant" means the effective date on which an Option is awarded to an Optionee, as set forth in the Option Agreement executed pursuant to Section 7 by the Optionee and by a member of the Compensation Committee on behalf of the Company; provided, however, that in the case of an ISO, the grant date shall be the later of the date on which the Compensation Committee makes the determination granting such ISO or the date of commencement of the Optionee's employment with the Company.

          G. DISABILITY. The word "Disability" means, as defined by and to be construed in accordance with Code Section 22(e)(3), any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, and which renders Optionee unable to engage in any substantial gainful activity. An Optionee shall not be considered to have a Disability unless Optionee furnishes proof of the existence thereof in such form and manner, and at such time, as the Compensation Committee may require.

          H. EXCHANGE ACT. The term "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          I. ISO. The acronym "ISO" means an option to purchase Common Stock which at the time the option is granted qualifies as an incentive stock option within the meaning of Code Section 422.

          J. NSO. The acronym "NSO" means a nonstatutory stock option to purchase Common Stock which at the time the option is granted does not qualify as an ISO.

          K.   OPTION. The word "Option" means an ISO or NSO.

          L. OPTION AGREEMENT. The term "Option Agreement" means an agreement between the Company and an Optionee with respect to one or more Options.

          M. OPTION PRICE. The term "Option Price" means the price to be paid for Common Stock upon the exercise of an Option granted under the Plan, in accordance with Section 7.A hereof.

          N. OPTIONEE. The word "Optionee" means an employee to whom Options have been granted under the Plan.

          O. OPTIONEE REPRESENTATIVE. The term "Optionee Representative" means the personal representative of the Optionee's estate, and after final settlement of the Optionee's estate, the successor or successors entitled thereto by law.

          P. PLAN. The word "Plan" means the High Speed Access Corp. 1999 Stock Option Plan, as set forth herein, and as amended from time to time.

          Q. SECURITIES ACT. The term "Securities Act" means the Securities Act of 1933, as amended from time to time.

          R.   SUBSIDIARY. The word "Subsidiary" means, as defined in Code
Section 424(f), any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of an Option under the Plan, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

          S. TEN PERCENT SHAREHOLDER. The term "Ten Percent Shareholder" means an employee who, at the time an Option is granted, owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than ten percent

(10%) of the total combined voting power of all classes of stock of the Company (or of its Subsidiary or parent (within the meaning of Section 424(e) of the Code)).

     3. STOCK SUBJECT TO PLAN. Subject to adjustment as provided in Section 8 hereof, the aggregate number of shares of Common Stock which may be issued under the Plan shall not exceed seven million seven hundred seventy nine thousand five hundred (7,779,500) shares. Authorized and unissued shares shall be delivered under the Plan. If any Option expires or terminates for any reason, the shares of Common Stock subject thereto shall again become available under the Plan to the extent permitted by law.

     4. ADMINISTRATION. The Compensation Committee shall have full power and authority to construe, interpret and administer the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem proper and in the Company's best interests. The decision of a majority of the members of the Compensation Committee shall constitute the decision of the Compensation Committee and the Compensation Committee may act either at a meeting at which a majority of the members of the Compensation Committee are present, or by a writing signed by all of the members of the Compensation Committee. The interpretation of any provisions of the Plan by the Compensation Committee shall be final, conclusive, and binding upon all persons and the officers of the Company shall place into effect and shall cause the Company to perform its obligations under the Plan in accordance with the determinations of the Compensation Committee in administering the Plan.

     5.   GRANT OF OPTIONS.

          A. COMPENSATION COMMITTEE'S AUTHORITY. Subject to the terms, provisions and conditions of the Plan, the Compensation Committee shall have exclusive jurisdiction: [i] to select the employees to whom Options shall be granted; [ii] to authorize the granting of ISOs, NSOs or a combination of ISOs and NSOs to employees; [iii] to determine the number of shares of Common Stock subject to each Option; [iv] to determine the time or times when Options will be granted, the manner in which each Option shall be exercisable, and the duration of the exercise period; [v] to fix such other provisions of the Option Agreement as it may deem necessary or desirable consistent with the terms of the Plan; and [vi] to determine all other questions relating to the administration of the Plan.

          B. $100,000 ISO EXERCISABILITY LIMITATION. Notwithstanding Section 5.A hereof, the maximum aggregate fair market value of Common Stock (determined as of the date the Option is granted) with respect to which ISOs will first become exercisable by an Optionee in any calendar year under all ISO plans of the Company and its Subsidiaries shall not exceed $100,000. Any portion of an Option granted under the Plan in excess of the foregoing limit shall constitute a NSO.

     6. ELIGIBILITY. Key employees of the Company and its Subsidiaries, including officers and directors of the Company or a Subsidiary, are eligible to receive ISOs and NSOs under the Plan. Key employees to whom Options may be granted under the Plan will be those selected by the Compensation Committee from time to time who, in the sole discretion of the Compensation Committee, have contributed in the past or who may be expected to contribute materially in the future to the successful performance of the Company and its Subsidiaries.

     7. TERMS OF OPTIONS. Each Option granted under the Plan shall be evidenced by an Option Agreement signed by the Optionee and by a member of the Compensation Committee on behalf of the Company. An Option Agreement shall constitute a binding contract between the Company and the Optionee, and every Optionee, upon acceptance of such Option Agreement, shall be bound by the terms and restrictions of the Plan and of the Option Agreement. Such agreement shall be subject to the following express terms and conditions and to such other terms and conditions that are not inconsistent with the Plan as the Compensation Committee may deem appropriate.

          A. OPTION PRICE. The Option Price per share of Common Stock shall be determined by the Compensation Committee at the time an Option is granted. The Option Price for ISOs shall be not less than: [i] the fair market value per share of Common Stock on the Date of Grant, or [ii] in the case of an ISO granted to a Ten Percent Shareholder, one hundred ten percent (110%) of the fair market value per share of Common Stock on the Date of Grant. The fair market value per share of Common Stock shall be determined by:

          [1]   if the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") system, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported), as quoted on such system or exchange, or the exchange with the greatest volume of trading in Common Stock, for the trading day immediately preceding such given date;

          [ii] if the Common Stock is quoted on the Nasdaq System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock for the trading day immediately preceding such given date; and

          [iii] if the Common Stock is neither traded on the over-the-counter market nor listed on a national securities exchange, such value as the Compensation Committee, in good faith, shall determine.

          B. OPTION PERIOD. Subject to Section 7.C hereof, each Option Agreement shall specify the period for which the Option thereunder is granted and shall provide that the Option shall expire at the end of such period. The Compensation Committee may extend such period provided that, in the case of an ISO, such extension shall not in any way disqualify the Option as an ISO without the Optionee's consent. In no case shall such period, including any such extensions, exceed ten (10) years from the Date of Grant, provided, however, that in the case of an ISO granted to a Ten Percent Stockholder, such period, including extensions, shall not exceed five (5) years from the Date of Grant.

          C. LAPSE OF ISO. An Option shall expire and no longer be exercisable at the earliest of the following times (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement):

               1]   ten (10) years from the Date of Grant;

               [2] five (5) years after the Date of Grant, if an Optionee is a Ten Percent Shareholder on the Date of Grant;

               [3] three (3) months after termination of employment with the Company or a Subsidiary for reasons other than death, Disability or discharge for cause (as determined by the Compensation Committee in its sole discretion);

               [4] one (1) year after termination of employment with the Company or a Subsidiary because of Disability;

               [5] one (1) year after the date of death if an Optionee dies [i] while employed by the Company or a Subsidiary, or [ii] within three (3) months after ceasing to be an employee of the Company or a Subsidiary; or

               [6] immediately upon termination of employment through discharge for cause, as determined by the Compensation Committee in its sole discretion.

          D. EXERCISE PERIOD. Each Option granted under Section 5 hereof shall be exercisable at such time or times and under such conditions as the Committee shall determine and set forth in the Option Agreement, based on such factors as the Committee, in its sole discretion, shall determine.


     If an installment covers a fractional share, such installment shall be rounded off to the next highest share, except for the final installment, which will be for the balance of the total Optioned shares.

          E. LEAVES OF ABSENCE. The Compensation Committee may, in its discretion, treat all or any portion of any period during which an Optionee is on military or on an approved leave of absence from the Company or a Subsidiary as a period of employment of the Optionee by the Company or Subsidiary for purposes of accrual of the Optionee's rights under the Plan. Notwithstanding the foregoing, if a leave of absence exceeds ninety (90) days and reemployment is not guaranteed by contract or statute, the

Optionee's employment by the Company or a Subsidiary for the purposes of the Plan shall be deemed to have terminated on the 91st day of the leave.

          F. MANNER OF EXERCISE. To exercise an Option, the Optionee shall deliver to the Company: [i] seven (7) days' prior written notice specifying the number of shares as to which the Option is being exercised and, if determined by counsel for the Company to be necessary, representing that such shares are being acquired for investment purposes only and not for purpose of resale or distribution; and [ii] payment by the Optionee, or a broker-dealer (as provided in Section 7.G hereof), for such shares of the Option Price for the number of shares with respect to which the Option is exercised. On or before the expiration of the seven (7) day notice period, and provided that all conditions precedent contained in the Plan are satisfied, the Company shall, without transfer or issuance tax or other incidental expenses to Optionee, deliver to Optionee, at the offices of the Company, or at such other place as may be mutually acceptable, or, at the election of the Company, by certified mail addressed to Optionee at Optionee's address as shown in the records of the Company, a certificate or certificates for the Common Stock. Options are exercisable only in whole shares, and fractional share interests shall be treated in the manner described in Section 7.D. If Optionee fails to accept delivery of the Common Stock, the Optionee's rights to exercise the applicable portion of the Option shall terminate.

          G. PAYMENT FOR SHARES. Except as otherwise provided in this Section 7, the Option Price for the Common Stock shall be paid in full when the Option is exercised. Subject to such rules as the Committee may impose and the terms of the Option Agreement, the Option Price may be paid in whole or in part [i] in cash, [ii] by certified or cashier's check, [iii] in whole shares of Common Stock owned by the Optionee evidenced by negotiable certificates, [iv] by such other consideration as shall constitute lawful consideration for the issuance of Common Stock and be approved by the Committee (including without limitation, assurance satisfactory to the Committee from a broker registered under the Exchange Act of the delivery of the proceeds of an imminent sale of the Common Stock to be issued pursuant to the exercise of such Option, such sale to be made at the direction of the Optionee), or [v] by a combination of such methods of payment. If payment of the Option Price is made in Common Stock, the value of the Common Stock used for payment of the Option Price shall be the fair market value of the Common Stock, determined in accordance with Section 7.A hereof, on the business day preceding the day written notice of exercise is delivered to the Company.

          H. ISOs. Each Option Agreement which provides for the grant of an ISO shall contain such terms and provisions as the Compensation Committee deems necessary or desirable to qualify such Option as an ISO within the meaning of Code Section 422.

          I. TRANSFERABILITY OF OPTIONS. During Optionee's lifetime, the Option shall be exercisable only by Optionee, and neither the Option nor any right hereunder shall be transferable except by will or by the laws of descent and distribution. The Option may not be subject to execution or other similar process. If Optionee attempts to alienate, assign, pledge, hypothecate or otherwise dispose of the Option or any of Optionee's rights hereunder, except as provided herein, or in the event of any levy, attachment, execution or similar process upon the rights or interests hereby conferred, the Company may, in its sole and absolute discretion, terminate the Option by notice to Optionee and it shall thereupon become null and void.

     8. ADJUSTMENT OF SHARES. In the event of capital adjustment after the effective date of the Plan in the Common Stock of the Company by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger or consolidation, or any other change (after the effective date of the Plan) in the nature or number of shares of Common Stock of the Company, a proportionate adjustment shall be made in the maximum number and kind of shares which may be delivered under the Plan, and in the Option Price under and the number and kind of shares of Common Stock covered by outstanding Options granted under the Plan. By virtue of such a capital adjustment, the price of any share under Option shall be adjusted so that there will be no change in the aggregate purchase price payable upon exercise of any such Option. No fractional shares shall become available for Options as a result of such adjustments. Such determination by the Compensation Committee shall be conclusive.

     9.   CHANGE IN CONTROL.

          A. ASSUMPTION OR REPLACEMENT OF OPTIONS BY SUCCESSOR. In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a re-incorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Options granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on Optionees), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interests in the Company, (d) the sale of substantially all of the assets of the Company; or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction (any of the foregoing shall be referred to herein as a "Corporate Transaction"), any or all outstanding Options may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Optionees. In the alternative, the successor corporation may substitute equivalent Options or provide substantially similar consideration to Optionees as was provided to stockholders (after taking into account the existing provisions of the Options). In the event such successor corporation (if any) refuses to assume or substitute such Options, as provided above, pursuant to a Corporate Transaction described in this Subsection 9.A, at the discretion of the Compensation Committee, the vesting of such Options through and as of the Optionee's next vesting date may accelerate and become exercisable prior to the consummation of such Corporate Transaction at such times and on such conditions as the Committee determines, and if such Options are not exercised prior to the consummation of the Corporate Transaction, they shall terminate in accordance with the provisions of this Plan. A Corporate Transaction shall not include the acquisition, directly or indirectly, of beneficial ownership of more than fifty percent (50%) of the outstanding shares of the Company, by Vulcan Ventures, Incorporated or any affiliate of Vulcan Ventures, Incorporated (as such term is defined under the Securities Act, and the rules and regulations promulgated thereunder).

          B. OTHER TREATMENT OF OPTIONS. Subject to any greater rights granted to Optionees under the foregoing provisions of this Section 9, in the event of the occurrence of any transaction described in Subsection 9.A, any outstanding Options will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

          C. ASSUMPTION OF OPTIONS BY THE COMPANY. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting Options under this Plan in substitution of such other company's award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Option granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Option under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

     10. COMPLIANCE WITH OTHER LAWS AND REGULATIONS. Upon the exercise of an Option at a time when there is not in effect a registration statement under the Securities Act and any applicable state securities laws (the "Securities Laws") relating to the shares of Common Stock issuable upon exercise thereof and available for delivery a prospectus meeting the requirements of the Securities Laws, the shares of Common Stock may be issued only if the Optionee or Optionee Representative represents and warrants in writing to the Company that the shares being purchased are being acquired for investment and not with a view to the distribution thereof. The shares of the Common Stock shall contain such legends or other restrictive endorsements as counsel for the Company shall deem necessary or proper. No shares of Common Stock shall be purchased upon the exercise of any Option unless and until there shall have been satisfied any applicable requirements of the Securities and Exchange Commission or other regulatory agencies having jurisdiction and of any exchanges upon which stock of the Company may be listed.

     11. NO RIGHTS AS SHAREHOLDER. No Optionee or Optionee's Representative shall have any rights as a shareholder with respect to Common Stock subject to Optionee's Option before the date of transfer to the Optionee of a certificate or certificates for such shares.

     12. NO RIGHTS TO CONTINUED EMPLOYMENT. The Plan and any Option granted under the Plan shall not confer upon any Optionee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary by which an Optionee is employed to terminate Optionee's employment at any time.

     13. TERMINATION. The Plan shall terminate on March 10, 2009, ten (10) years from the earlier of the date it was adopted by the Board or approved by the shareholders of the Company, and may be terminated at any earlier time by the Compensation Committee. No Option shall be granted after termination of the Plan.

     Termination of the Plan, however, shall not affect the validity of any Option theretofore granted under the Plan.

     14. AMENDMENT. The Board shall have the right, at any time, to amend, suspend or terminate the Plan in any respect that it may deem to be in the best interests of the Company, except that, without approval by shareholders of the Company holding not less than a majority of the votes represented and entitled to be voted at a duly held meeting of the Company's shareholders, no amendment shall be made if shareholder approval is required by applicable law, rule or regulation, including, without limitation, Securities and Exchange Commission Rule 16b-3 and Code Sections 162(m) or 422. No amendment of the Plan, however, may, without the consent of the Optionee or Optionee Representative, make any changes in any outstanding Option theretofore granted under the Plan which would adversely affect the rights of such Optionee or Optionee Representative.

     15. TAX WITHHOLDING. Upon the exercise of any Option granted under the Plan, or upon the disposition of any Common Stock acquired by the exercise of an ISO granted under the Plan within two (2) years from the Date of Grant or one
(1) year after such Common Stock is transferred to the Optionee, the Company shall have the right to require Optionee to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements, or, alternatively, the Company shall have the right to retain Common Stock otherwise payable to the Optionee pursuant to exercise of an Option in an amount sufficient to satisfy such withholding requirements, before the delivery to the Optionee of any certificate(s) for shares of Common Stock.

     16. GOVERNING LAW. This Plan and the Option Agreements entered into under the Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

     17.  EFFECTIVE DATE. The effective date of the Plan shall be March 10,
1999.